Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned officers of Univision Communications Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

(i)             The quarterly report on Form 10-Q for the nine months ended September 30, 2006 of the Company, as filed with the Securities and Exchange Commission  (the “Report”), fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(ii)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2006	/s/ A. JERROLD PERENCHIO
A. Jerrold Perenchio
Chairman and Chief Executive Officer
Dated: November 9, 2006	/s/ANDREW W. HOBSON
Andrew W. Hobson
Chief Financial Officer